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                                                                    Exhibit 23.5

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statements of UGI Corporation on Form S-8 (File No. 33-47319), Form S-3 (File No. 33-78776), Form S-8 (File No. 33-61722), Form S-8 (File No. 333-22305) and Form S-8 (File No. 333-37093) of our report dated March 17, 1997 on our audit of the financial statements of the UGI Utilities, Inc. Savings Plan as of and for the year ended September 30, 1996, which report is included in this Amendment No. 1 on Form 10-K/A to UGI Corporation's Annual Report on Form 10-K for the year ended September 30, 1997.


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